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                                                        EXHIBIT 23(d)

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-33202) and related Prospectus of BB&T Corporation for the registration of 44,660,000 shares of its common stock and to the incorporation by reference therein of our report dated January 18, 2000, with respect to the consolidated financial statements of One Valley Bancorp, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP

Charleston, West Virginia
May 8, 2000